                                     [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

                                                    December 13, 2004

To Each of the Persons Listed
  on Schedule A Attached Hereto

                  Re:      SCE Trust I, SCE Trust II and SCE Trust III
                           -------------------------------------------

Ladies and Gentlemen:

                  We have acted as  special  Delaware  counsel  for  Southern  California  Edison  Company,  a  California
corporation  (the  "Company"),  SCE Trust I, a Delaware  statutory  trust ("Trust I"), SCE Trust II, a Delaware  statutory trust  ("Trust II") and SCE Trust III, a Delaware  statutory  trust  ("Trust III" and together  with Trust I and Trust II, the "Trusts") in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

                  For  purposes of giving the opinions  hereinafter  set forth,  our  examination  of  documents  has been limited to the examination of originals or copies of the following:

(a)      The  Certificate  of Trust of Trust I, dated  August 22, 2000 (the  "Original  Trust I  Certificate"),  as
filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 22, 2000;

(b)      The Trust  Agreement of Trust I, dated as of August 22, 2000,  among the Company and the trustees of Trust
I named therein,  as amended by the Amendment to Trust Agreement  relating  thereto,  dated as of December 8, 2004,  among the Company and the trustees of Trust I named therein;

(c)      The  Certificate of Amendment  Pursuant to 3807(e) of the Delaware  Business Trust Act,  relating to Trust
I, as filed in the office of the Secretary of State on July 9, 2001 (together  with the Original Trust I Certificate,  the
"Trust I Certificate");

(d)      The  Certificate of Trust of Trust II, dated August 22, 2000 (the  "Original  Trust II  Certificate"),  as
filed in the office of the Secretary of State on August 22, 2000;

To Each of the Persons Listed
  on Schedule A Attached Hereto
December 13, 2004

(e)      The Trust  Agreement  of Trust II,  dated as of August 22,  2000,  among the Company  and the  trustees of
Trust II named therein,  as amended by the Amendment to Trust Agreement  relating  thereto,  dated as of December 8, 2004, among the Company and the trustees of Trust II named therein;

(f)      The  Certificate of Amendment  Pursuant to 3807(e) of the Delaware  Business Trust Act,  relating to Trust
II, as filed in the office of the Secretary of State on July 9, 2001  (together  with the Original  Trust II  Certificate, the "Trust II Certificate");

(g)      The Certificate of Trust of Trust III, dated December 8, 2004 (the "Trust III  Certificate"),  as filed in the office of the Secretary of State on December 8, 2004;

(h)      The Trust  Agreement  of Trust III,  dated as of December 8, 2004,  among the Company and the  trustees of
Trust III named therein;

(i)      A form of Amended and  Restated  Trust  Agreement  for each of the Trusts  (including  Exhibits A, B and D thereto)  relating to the purchase of a series of the Company's  subordinated  debt securities by the respective Trusts (a
"Trust Agreement  Relating to Subordinated Debt  Securities"),  to be entered into among the Company,  the trustees of the respective Trust named therein,  and the holders,  from time to time, of undivided  beneficial  interests in the assets of the respective Trust, incorporated by reference in the Registration Statement (as defined below);

(j)      A form of Amended and  Restated  Trust  Agreement  for each of the Trusts  (including  Exhibits A, B and D thereto)  relating  to the  purchase  of a series of the  Company's  preferred  stock by the  respective  Trusts (a "Trust
Agreement  Relating to  Preferred  Stock"),  to be entered into among the Company,  the trustees of the  respective  Trust named  therein,  and the holders,  from time to time, of undivided  beneficial  interests in the assets of the  respective
Trust, attached as an exhibit to the Registration Statement;

(k)      The  Registration  Statement  on Form S-3 (the  "Registration  Statement"),  including a  prospectus  (the
"Prospectus"),  relating to the preferred securities of Trust I, representing undivided beneficial interests in the assets of Trust I (each, a "Trust I Preferred  Security" and  collectively,  the "Trust I Preferred  Securities"),  the preferred securities  of Trust II,  representing  undivided  beneficial  interests  in the  assets  of Trust II  (each,  a "Trust II
Preferred Security" and collectively,  the "Trust II Preferred  Securities"),  and the preferred  securities of Trust III, representing  undivided  beneficial  interests  in the assets of Trust III (each,  a "Trust III  Preferred  Security"  and collectively,  the "Trust III Preferred Securities"),  as proposed to be filed by the Company, Trust I, Trust II and Trust
III with the Securities and Exchange Commission on or about December 13, 2004;

To Each of the Persons Listed
  on Schedule A Attached Hereto
December 13, 2004

(l)      A Certificate of Good Standing for Trust I obtained from the Secretary of State on December 10, 2004;

(m)      A  Certificate  of Good  Standing for Trust II obtained  from the Secretary of State on December 10, 2004;
and

(n)      A Certificate of Good Standing for Trust III obtained from the Secretary of State on December 10, 2004.

                  Trust I, Trust II and Trust III are  sometimes  individually  referred to herein as a "Trust." The Trust
I Certificate, the Trust II Certificate and the Trust III Certificate are collectively referred to as the "Certificates."

                  For purposes of this  opinion,  we have not reviewed any documents  other than the  documents  listed in paragraphs (a) through (n) above.  In particular,  we have not reviewed any document  (other than the documents  listed in paragraphs  (a) through (n) above) that is referred to in or  incorporated  by reference  into the  documents  reviewed by
us. We have assumed that there exists no provision in any document  that we have not reviewed  that is  inconsistent  with the opinions  stated  herein.  We have conducted no independent  factual  investigation  of our own but rather have relied solely upon the foregoing  documents,  the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all  documents  examined by us, we have assumed (i) the  authenticity  of all  documents submitted to us as authentic  originals,  (ii) the  conformity  with the  originals  of all  documents  submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion,  we have assumed (i) that the governing  instrument of Trust I is either a duly completed Trust Agreement  Relating to Subordinated  Debt Securities or a duly completed Trust Agreement  Relating to
Preferred  Stock (in either case,  the "Relevant  Trust I Agreement"),  (ii) that the governing  instrument of Trust II is either a duly completed  Trust  Agreement  Relating to  Subordinated  Debt  Securities or a duly completed Trust Agreement
Relating to Preferred Stock (in either case, the "Relevant Trust II Agreement"),  and (iii) that the governing  instrument of Trust III is either a duly completed  Trust  Agreement  Relating to  Subordinated  Debt  Securities or a duly completed
Trust Agreement  Relating to Preferred Stock (in either case, the "Relevant Trust III Agreement"),  (iv) that the Relevant
Trust I Agreement,  the Relevant  Trust II Agreement,  the Relevant  Trust III Agreement and each  Certificate  is in full force and effect and has not

To Each of the Persons Listed
  on Schedule A Attached Hereto
December 13, 2004

been  amended,  (v) except to the extent  provided  in  paragraph  1 below,  that each of the parties to the  documents  examined by us has been duly created,  organized or formed,  as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation,  organization or formation,  (vi) the legal  capacity of each natural  person is a signatory to the documents  examined by us, (vii) that each of the parties to the documents  examined by us has the power and authority to execute and deliver,  and to perform its  obligations  under, such  documents,  (viii)  that each of the  parties to the  documents  examined by us has duly  authorized,  executed  and delivered such documents,  (ix) the receipt by each person or entity to whom a Trust I Preferred  Security is to be issued by Trust I (collectively,  the "Trust I Preferred Security Holders") of a Preferred Securities  Certificate (as defined in the Relevant  Trust I  Agreement)  for the Trust I Preferred  Security and the payment for the Trust I Preferred  Security acquired by it, in accordance  with the Relevant  Trust I Agreement  and the  Registration  Statement,  (x) the receipt by each  person or entity to whom a Trust II  Preferred  Security  is to be issued by Trust II  (collectively,  the "Trust II
Preferred  Security  Holders") of a Preferred  Securities  Certificate (as defined in the Relevant Trust II Agreement) for the Trust II Preferred  Security and the payment for the Trust II Preferred  Security  acquired by it, in accordance  with the  Relevant  Trust II  Agreement  and the  Registration  Statement,  (xi) the receipt by each person or entity to whom a
Trust III Preferred  Security is to be issued by Trust III  (collectively,  the "Trust III Preferred Security Holders") of
a Preferred  Securities  Certificate (as defined in the Relevant Trust III Agreement) for the Trust III Preferred Security
and the payment for the Trust III Preferred  Security  acquired by it, in accordance with the Relevant Trust III Agreement and the Registration  Statement,  (xii) that the Trust I Preferred Securities are issued and sold to the Trust I Preferred
Security Holders in accordance with the Relevant Trust I Agreement and the Registration  Statement,  (xiii) that the Trust
II Preferred  Securities are issued and sold to the Trust II Preferred  Security  Holders in accordance  with the Relevant
Trust II Agreement and the Registration  Statement,  and (xiv) that the Trust III Preferred Securities are issued and sold to the Trust III Preferred  Security  Holders in  accordance  with the Relevant  Trust III Agreement and the  Registration
Statement.  We have not participated in the preparation of the  Registration  Statement and assume no  responsibility  for its contents.

                  This  opinion is limited to the laws of the State of  Delaware  (excluding  the  securities  laws of the
State of Delaware),  and we have not  considered and express no opinion on the laws of any other  jurisdiction,  including federal laws and rules and  regulations  relating  thereto.  Our opinions are rendered  only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

To Each of the Persons Listed
  on Schedule A Attached Hereto
December 13, 2004

                  Based upon the  foregoing,  and upon our  examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate,  and subject to the assumptions,  qualifications,  limitations and exceptions set forth herein, we are of the opinion that:

1.       Trust I has been duly  created  and is validly  existing in good  standing as a statutory  trust under the
Delaware  Statutory  Trust Act (12 Del. C. ss.3801, et seq.) (the  "Statutory  Trust Act").  Trust II has been duly created and is validly  existing in good  standing as a statutory  trust under the  Statutory  Trust Act.  Trust III has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

2.       The Trust I Preferred  Securities will represent  valid and,  subject to the  qualifications  set forth in paragraph 3 below,  fully paid and  nonassessable  undivided  beneficial  interests in the assets of Trust I. The Trust II
Preferred  Securities will represent valid and, subject to the  qualifications  set forth in paragraph 3 below, fully paid and  nonassessable  undivided  beneficial  interests in the assets of Trust II. The Trust III  Preferred  Securities  will represent  valid  and,  subject  to the  qualifications  set forth in  paragraph  3 below,  fully  paid and  nonassessable undivided beneficial interests in the assets of Trust III.

3.       The Trust I Preferred  Security  Holders,  as  beneficial  owners of Trust I, will be entitled to the same limitation of personal liability  extended to stockholders of private  corporations for profit organized under the General
Corporation  Law of the State of Delaware.  We note that the Trust I Preferred  Security  Holders may be obligated to make payments as set forth in the Relevant Trust I Agreement.  The Trust II Preferred  Security  Holders,  as beneficial owners of Trust II,  will be  entitled  to the same  limitation  of  personal  liability  extended  to  stockholders  of  private corporations  for profit organized under the General  Corporation Law of the State of Delaware.  We note that the Trust II
Preferred  Security  Holders may be obligated to make payments as set forth in the Relevant Trust II Agreement.  The Trust
III Preferred  Security  Holders,  as beneficial  owners of Trust III, will be entitled to the same limitation of personal liability extended to stockholders of private  corporations for profit organized under the General  Corporation Law of the
State of Delaware.  We note that the Trust III Preferred  Security  Holders may be obligated to make payments as set forth in the Relevant Trust III Agreement.

To Each of the Persons Listed
  on Schedule A Attached Hereto
December 13, 2004

                  We consent to the filing of this opinion with the  Securities  and Exchange  Commission as an exhibit to the  Registration  Statement.  In addition,  we hereby  consent to the use of our name under the heading  "Validity of the
Securities and Preferred  Securities  Guarantees" in the Prospectus.  In giving the foregoing consents,  we do not thereby admit that we come  within the  category  of  persons  or  entities  whose  consent  is  required  under  Section 7 of the
Securities Act of 1933, as amended,  or the rules and  regulations of the Securities and Exchange  Commission  thereunder.
Except as stated  above,  without our prior  written  consent,  this  opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                                     Very truly yours,

                                                     /s/Richards, Layton & Finger, P.A.

                                                        SCHEDULE A
                                                        ----------

SCE Trust I
2244 Walnut Grove Avenue
Rosemead, California 91770

SCE Trust II
2244 Walnut Grove Avenue
Rosemead, California 91770

SCE Trust III
2244 Walnut Grove Avenue
Rosemead, California 91770